Immune Design Reports First Quarter 2018 Financial Results
and Provides Corporate Update

•	The higher dose of CMB305 was deemed safe and cleared for the pivotal Phase 3

•	The 20ug dose of G100 shows a two-fold increase in TILs, higher than that seen at the 10ug dose

•	Conference call at 1:30 pm Pacific today

SEATTLE and SOUTH SAN FRANCISCO, Calif., May 2, 2018 - Immune Design (Nasdaq: IMDZ), an immunotherapy company focused on next-generation therapies in oncology, today reported financial results and a corporate update for the first quarter ended March 31, 2018.

“The plan to start patient enrollment by mid-year in our pivotal Phase 3 of CMB305 in synovial sarcoma is on track. Moreover, G100 is emerging as an exciting, active immunotherapeutic molecule with great potential,” said Carlos Paya, M.D., Ph.D., President and Chief Executive Officer of Immune Design. “The continued progress in our programs increases our confidence in Immune Design’s strategies, differentiation and potential in an underserved immuno-oncology space.”

Recent Highlights

•	CMB305: novel prime-boost targeting NY-ESO-1+ cancers

◦
The higher dose of CMB305 (4x the vector component compared to earlier clinical studies) was found to be safe by a data monitoring committee and cleared to move forward into the planned pivotal Phase 3 trial in frontline maintenance in synovial sarcoma patients.

•	G100: novel, synthetic TLR4 agonist for intratumoral therapy

◦
Updated data in follicular lymphoma patients show that a higher dose of G100 (20ug, 2x the dose studied in the ongoing randomized study with pembrolizumab) has increased activity, as defined by a two-fold increase in tumor infiltrating lymphocytes (TILs) pre- vs. post-G100 treatment.

◦	Immune Design is planning to interact with the FDA regarding next steps for development of G100.

Financial Results

First Quarter

•
Immune Design ended the first quarter of 2018 with $131.0 million in cash and cash equivalents, short-term investments, and other receivables compared to $144.2 million as of December 31, 2017. Net cash used in operations for the three months ended March 31, 2018 was $16.4 million.

•	Net loss and net loss per share for the first quarter of 2018 were $13.3 million and $0.28, respectively, compared to 12.6 million and $0.50, respectively, for the first quarter of 2017.

•
Revenue for the first quarter of 2018 was $0.5 million and was primarily attributable to the Sanofi G103 HSV2 vaccine collaboration. Revenue for the first quarter of 2017 was $5.5 million and was primarily attributable to $5.2 million in collaboration revenue associated with the Sanofi G103 collaboration and $0.3 million in product sales to other third parties.

•
Research and development expenses for the first quarter of 2018 were $10.3 million, compared to $14.0 million for the same period in 2017. The $3.7 million decrease was primarily attributable to a decrease of $4.8 million in contract manufacturing costs related both internal and collaboration programs. Offsetting this decrease was an increase of $1.1 million in personnel-related and other research and development expenses.

•
General and administrative expenses for the first quarter of 2018 were $4.0 million, relatively consistent with general and administrative expenses of $4.1 million recorded in the first quarter of 2017.

Cash Guidance

Based on current expectations, Immune Design expects to have cash to fund operations into the second half of 2020.

Conference Call Information

Immune Design will host a conference call and live audio webcast this afternoon at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss first quarter 2018 financial results and provide a corporate update.

The live call may be accessed by dialing 844-266-9538 for domestic callers and 216-562-0391 for international callers. A live webcast of the call will be available online from the investor relations section of the Immune Design website at http://ir.immunedesign.com/events.cfm and will be archived there for 30 days. A telephone replay of the call will be available for five days by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference code 1088768.

An archived copy of the webcast will be available on Immune Design's website beginning approximately two hours after the conference call. Immune Design will maintain an archived replay of the webcast on its website for at least 30 days after the conference call.

About Immune Design

Immune Design is a late-stage immunotherapy company employing next-generation in vivo approaches to enable the body's immune system to fight disease. The company's technologies are engineered to activate the immune system's natural ability to generate and/or expand antigen-specific cytotoxic immune cells to fight cancer and other chronic diseases. CMB305 and G100, the leading product candidates with broad potential in oncology, are based on the company’s two technology platforms that are potent stimulators of the immune system - ZVex® and GLAAS® - the fundamental technologies of which were licensed from the California Institute of technology and the Infectious Disease Research Institute (IDRI), respectively. Both ZVex and GLAAS also have potential applications in infectious disease and allergy indications, which are being developed through ongoing pharmaceutical collaborations. Immune Design has offices in Seattle and South San Francisco. For more information, please visit www.immunedesign.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “target,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Immune Design’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Immune Design’s clinical development programs, future results or performance to differ significantly from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, scope and results of clinical trials, the association of data with treatment outcomes, the timing and likelihood of obtaining regulatory approval of Immune Design’s product candidates and timing estimates of cash remaining to fund operations. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrolment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause Immune Design’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Immune Design’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Immune Design assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Immune Design Corp.
Selected Balance Sheet Data
(In Thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
Cash and cash equivalents	$72,172	$72,454
Short-term investments	58,706	68,653
Other receivables	97	3,134
Total assets	135,314	153,834
Total current liabilities	6,351	14,520
Total stockholders' equity	128,858	139,212

Immune Design Corp.
Condensed Consolidated Statements of Operation and Comprehensive Loss Data
(In Thousands Except Share and Per Share Amounts)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)
Revenues:
Collaborative revenue	$496	$5,204
Product sales	7	261
Total revenues	503	5,465
Operating expenses:
Cost of product sales	7	37
Research and development	10,311	14,038
General and administrative	3,995	4,135
Total operating expenses	14,313	18,210
Loss from operations	(13,810)	(12,745)
Interest and other income	510	125
Net loss	$(13,300)	$(12,620)
Other comprehensive loss:
Unrealized loss on investments	(18)	(23)
Comprehensive loss:	$(13,318)	$(12,643)
Basic and diluted net loss per share	$(0.28)	$(0.50)
Weighted-average shares used to compute basic and diluted net loss per share	48,122,396	25,463,202

Media Contact
Julie Rathbun
julie.rathbun@immunedesign.com
206-769-9219

Investor Contact
Sylvia Wheeler
sylvia.wheeler@immunedesign.com
650-392-8318

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